EXHIBIT 4.1


     [LOGO]  CAPELOGIC INCORPORATED
             Providing Technology Solutions for Financial Services

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                                         1 Windhaven Court, Monroe Twp, NJ 08831
                                  Telephone: (609) 448-7930  Fax: (973) 206-9430
                                                         Web:  www.capelogic.com


December 19, 2008



Advisors Asset Management, Inc.
8100 E. 21st St. North, Ste. 900B
Wichita, KS  67226

RE:  ADT 326, Tax Exempt Securities Trust, National Trust 452
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Gentlemen:

We have examined the Registration Statement File No. 333-155880, for the referenced Trust and acknowledge that Capelogic, Inc. is currently acting as the evaluator for the ADT 326, Tax Exempt Securities Trust, National Trust 452. Subsequently, we hereby consent to the reference of Capelogic, Inc. as Trust evaluator.

In addition, we confirm that the ratings of the bonds comprising the portfolio of the Trust, as indicated in the Registration Statement, are the ratings currently indicated in our database as of the date of the evaluation report.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


/s/ SALMAN AHMAD
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Salman Ahmad
Treasurer